                                                                      EXHIBIT 11

ATALANTA/SOSNOFF CAPITAL CORPORATION AND SUBSIDIARIES

COMPUTATIONS OF EARNINGS PER SHARE
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                              2000           1999           1998
                                                          ------------   -----------   -----------

EARNINGS:
   Net income                                             $ 11,502,840   $17,564,232   $ 7,783,518
                                                          ============   ===========   ===========

BASIC EARNINGS PER SHARE:
   Shares - weighted average number of common
      shares outstanding                                     9,045,819     9,192,066     9,571,711
                                                          ============   ===========   ===========

BASIC EARNINGS PER SHARE                                  $       1.27   $      1.91   $       .81
                                                          ============   ===========   ===========

DILUTIVE EARNINGS PER SHARE:
   Common stock equivalents - options                           15,683         8,406        10,925
                                                          ============   ===========   ===========

SHARES - WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES AND COMMON EQUIVALENT SHARES
   OUTSTANDING                                               9,061,502     9,200,472     9,582,636
                                                          ============   ===========   ===========

DILUTIVE EARNINGS PER SHARE                               $       1.27   $      1.91   $       .81
                                                          ============   ===========   ===========

ANTIDILUTIVE SHARES, END OF YEAR                                 -           200,000       150,000
                                                          ============   ===========   ===========


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